SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2009

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors Or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2009 CEO & Senior Staff Incentive Plan

On February 24, 2009, the Compensation Committee of the Board of Directors (the “Board”) of Conceptus, Inc. (the “Company”) approved the Fiscal Year 2009 CEO & Senior Staff Incentive Plan (the “Incentive Plan”), pursuant to which the Company’s chief executive officer, executive vice presidents, vice presidents and certain other employees will be eligible to receive bonuses in the form of cash and equity awards upon the achievement of specified financial goals and individual objectives set by the Compensation Committee.

The Company’s chief executive officer will be eligible for a bonus up to 129% of his current base salary, and such bonus will be payable 75% in cash and 25% in equity awards, which will be subject to a six-month vesting period.  To the extent the chief executive officer overachieves his established goal, the incremental bonus amount will be paid in equity awards, which will be subject to a six-month vesting period.

The Company’s executive vice presidents will be eligible for bonuses up to 77% of their base salaries, and the Company’s vice presidents and other eligible employees will be eligible for bonuses ranging from up to 40% to 52% of their base salaries, depending on position. For these eligible employees, bonuses for up to 100% achievement of established goals will be paid in cash. To the extent an eligible employee overachieves his or her established goal, the incremental bonus amount will be paid in equity awards, which will be subject to a six-month vesting period.

Appointment of Director

On February 25, 2009, the Board appointed John Bishop as a member of the Board. In addition, Mr. Bishop has been appointed to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.  In connection with the appointment to the Board, Mr. Bishop was granted a restricted stock unit (RSU) award with respect to 24,489 shares of the Company’s common stock.  The RSU will vest with respect to 1/5th of the shares underlying the RSU on each annual anniversary of the date of grant as long as Mr. Bishop continues to serve on the Board, and will vest in full upon a change in control.  Pursuant to the Company’s independent director compensation program, Mr. Bishop will be paid an annual retainer of $48,000.   A copy of the press release announcing the appointment of Mr. Bishop to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2009, the Board amended the Company’s Amended and Restated By-Laws, to increase the size of the Board from six (6) persons to seven (7) persons, thereby creating the vacancy on the Board that was filled by Mr. Bishop’s appointment.

A copy of the Amendment to the Amended and Restated By-Laws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated By-Laws of Conceptus, Inc.
99.1	Press Release dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:  March 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated By-Laws of Conceptus, Inc.
99.1	Press Release dated February 26, 2009.